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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                     BANKAMERICA MORTGAGE SECURITIES, INC.

     I, Arthur D. Ringwald, President, Chief Executive Officer and Chairman of the Board of Directors of BankAmerica Mortgage Securities, Inc. (the "Company"), a Delaware corporation, certify that:

     1. I am the President, Chief Executive Officer and Chairman of the Board of Directors of the Company.

     2. The Certificate of Incorporation of the Company has been amended by replacing paragraph FIRST with the following:

     FIRST:   The name of the corporation is BA Mortgage Securities, Inc.
(hereinafter called the "Corporation").

     3. The foregoing amendment of the Certificate of Incorporation has been duly approved by the Board of Directors.

     4.  The foregoing amendment of the Certificate of Incorporation has received the required consent of the stockholders in accordance with Sections 228 and 242 of the Delaware General Corporation Law.
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          I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct to the best of my own knowledge.


              Aug. 19, 1996              /s/ Arthur D. Ringwald
          -----------------------        ---------------------------------------
          Date                           Arthur D. Ringwald
                                         President, Chief Executive Officer
                                         and Chairman of the Board of Directors

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                         CERTIFICATE OF INCORPORATION

                                      OF

                     BANKAMERICA MORTGAGE SECURITIES, INC.

     FIRST:        The name of the corporation is BankAmerica Mortgage
Securities, Inc. (hereinafter called the "Corporation").

     SECOND:       The address of the Corporation's registered office in the
State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:        The purpose of the Corporation is limited to:

          (a) acting as settlor, grantor or depositor of trusts (the "Trusts") formed under one or more trust agreements, pooling and servicing agreements or other agreement (the "Agreements");

          (b) acquiring, owning, holding and otherwise dealing with loans secured primarily by deeds of trust or mortgages on residential properties (collectively, the "Mortgage Loans");

          (c) selling and assigning Mortgage Loans to Trusts and issuing evidences of ownership or assignment in respect thereof, and securing the obligations of the Corporation in connection with such sales, assignments and ownership with, and pledging and granting liens on and security interests in, Mortgage Loans acquired from time to time by the Corporation and by other assets and properties which the Corporation owns from time to time or in which it otherwise has a right, title or interest;

          (d) authorizing, selling and delivering any class of certificates or other securities issued by the Trusts under the Agreements;

          (e) holding and enjoying all of the rights and privileges of any securities issued by the Trusts to the Corporation under the related Agreements, and except to the extent otherwise provided in any security or Agreement, selling, assigning, pledging or otherwise transferring any such security or any interest therein;

          (f) performing its obligations under the Agreements and any indenture or other agreement pursuant to which any notes are issued by the Corporation or any Trust;










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          (g)  investing cash balances on an interim basis in certain short-term investments;

          (h) executing, delivering and performing agreements evidencing, necessitated by or in connection with any and all of the foregoing or any and all of the activities and powers referred to in Article Ninth below; and

          (i) engaging in activities incidental to and necessary to accomplish the foregoing.

     FOURTH:       The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 3,000, all of which shall be common stock, $0.01 par value per share ("Common Stock"). All shares of Common Stock will be identical and shall entitle the holders thereof to the same rights and privileges.

     FIFTH:        The name and address of the incorporator is David M. Grout,
c/o BankAmerica Mortgage, A Division of Bank of America National Trust and Savings Association, 50 California Street, 11th Floor, San Francisco, California 94111.

     SIXTH:        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No repeal or modification of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

     SEVENTH:      The directors shall have the power to make, alter, amend or repeal the By-laws, except as may otherwise be provided in the By-laws.

     EIGHTH:       Elections of directors need not be by written ballot, except as may otherwise be provided in the By-laws.

     NINTH:

          (a) The Corporation shall maintain its principal executive office separate from that of any Controlling Entity (as defined in clause (m) of this Article) and shall conspicuously identify such office as its office.


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(b)  The Corporation shall maintain its financial statements, accounting records and other corporate documents separate from those of any Controlling Entity or any other entity.

(c) The Corporation shall prepare unaudited annual financial statements, and the Corporation's financial statements shall subsequently comply with generally accepted accounting principles (except as noted in such financial statements).

(d) The Corporation shall maintain its own separate bank accounts and correct, complete and separate books of account.

(e) The Corporation shall at all times hold itself out to the public (including any Controlling Entity's creditors) under the Corporation's own name and as a separate and distinct corporate entity. The Corporation's name may not be used by any other Controlling Entity in the conduct of its business, nor may the Corporation use the name of any other Controlling Entity in the conduct of its business. The Corporation must have a separate telephone number, stationery and other business forms.

(f) All customary formalities regarding the corporate existence of the Corporation, including holding meetings of or obtaining the consent of its Board of Directors, as appropriate, and its stockholders and maintaining separate current and accurate minute books, shall be observed.

(g) The Corporation shall retain as its accountants a nationally recognized firm of independent certified public accountants, provided that such accountants may also serve as accountants of any Controlling Entity.

(h) Investments shall be made directly by the Corporation or on its behalf by brokers engaged and paid by the Corporation or its agents.

(i) All business transactions entered into by the Corporation with any Controlling Entity shall be on such terms and conditions (including terms relating to amounts paid thereunder) as would be generally available if such business transactions were with an entity that was not a Controlling Entity in comparable transactions, and shall be approved by the Board of Directors.

(j) Except as provided in Article THIRD hereof, the Corporation shall not guarantee or assume or hold itself out or permit itself to be held out as having guaranteed or assumed any liabilities or obligations of a Controlling Entity.

(k) Other than organizational expenses, the Corporation shall pay its own liabilities, indebtedness and obligations of any kind, including all administrative expenses, from its own separate assets.


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          (l)  Assets of the Corporation shall be separately identified, maintained and segregated. The Corporation's assets shall at all times be held by or on behalf of the Corporation and, if held on behalf of the Corporation by another entity including any Controlling Entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Corporation.

          (m) As defined herein, "Controlling Entity" means any entity other than the Corporation (A) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of Common Stock of the Corporations, (B) of which 10% or more of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in Clause (A) above, or (C) which otherwise controls or is otherwise controlled by or is under common control with any entity described in clause (A) above; provided that, for
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purposes of this definition, the terms "control," "controlled by" and "under common control with" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

     TENTH:        Notwithstanding any other provisions of this Certificate of
Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (a) the affirmative vote of 100% of the holders of shares of stock of the Corporation, and (b) the affirmative vote of 100% of the Board of Directors, do any of the following:

          (a) engage in any business or activity other than in accordance with Article THIRD;

          (b) incur any indebtedness, or assume or guarantee any indebtedness of any other entity, other than in connection with the activities described in Article THIRD;

          (c) dissolve or liquidate, in whole or in part (including a dissolution of the Corporation at the request of a majority of the holders of the shares of stock of the Corporation), unless (i) the Board of Directors has unanimously consented to such dissolution, or
          (ii) as part of such dissolution, any securities issued by any Trust or by the Corporation itself (other than the Corporation's Common Stock) have been paid or have been otherwise provided for;

          (d) consolidate with or merge into any other entity or sell, convey or transfer all or substantially all of its properties and assets to any entity or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity;

          (e) institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a


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          receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property; or make any assignments for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action;

          (f)  authorize any amendment to this Certificate of Incorporation; or

          (g) acquiesce, petition or otherwise invoke or cause any Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or any substantial part of such Trust's property, or ordering the winding up or liquidation of the affairs of such Trust.

          When voting on whether the Corporation will take any action described in paragraph (e) of this Article TENTH, each director shall owe its primary fiduciary duty or other obligation to the Corporation (including, without limitation, the Corporation's creditors) and not to the stockholders (except as may be specifically required by the General Corporation Law of Delaware). Every stockholder of the Corporation shall be deemed to have consented to the foregoing by virtue of such stockholder's consent to this Certificate of Incorporation.

     ELEVENTH:     At all times on or after the issuance of any security by any
Trust or by the Corporation itself (other than the Corporation's Common Stock), at least one of the directors serving on the Board of Directors of this Corporation and any Executive Committee of the Board of Directors shall be an Independent Person (as defined below) (except in the event of the resignation, death or removal of any such person, in which event the vacancy shall be filled by another Independent Person). For the purposes hereof, the term "Independent Person" means an individual who is not, and has not been within the preceding 12 months, (i) as owner of any shares of the Common stock of the Corporation, or 10% or more of the voting securities of any Controlling Entity (as defined in clause (m) of Article NINTH) (provided that indirect stock ownership of any
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Controlling Entity or of any affiliate by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Person unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool), (ii) a director, officer or employee of any Controlling Entity; (iii) a person related to any person referred to in clauses (i) and (ii); nor (iv) a trustee, conservator or receiver for any Controlling Entity.

     TWELFTH:      The books of this Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of this Corporation.

     THIRTEENTH:   The Corporation shall indemnify; to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, all person who may be indemnified pursuant thereto.


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     FOURTEENTH:   The Corporation expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.

     FIFTEENTH:    The Corporation is to have perpetual existence.

     SIXTEENTH:    If the Delaware General Corporation Law is amended after the date of the filing of this Certificate to restrict the authority of the members of the Corporation's Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors or such committee of the Board of Directors by means of conference telephone or similar communications equipment, then the Board of Directors or any committee designated by the Board of Directors shall be authorized to participate in a meeting of the Board of Directors or such committee of the Board of Directors by means of conference telephone or similar communications equipment to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporate Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of May, 1996.



                                             /s/ David M. Grout
                                             -----------------------------------
                                             Name:   David M. Grout
                                                     Incorporator



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